UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 363-4900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2012, ORBCOMM Inc. (“ORBCOMM” or the “Company”) entered into a Line of Credit Loan Agreement (the “Credit Agreement”) with Sierra Nevada Corporation (“SNC”), its Generation 2 satellite prime contractor. SNC had committed to provide to ORBCOMM the credit facility under the Credit Agreement pursuant to the previously disclosed ORBCOMM Generation 2 Procurement Agreement dated as of May 5, 2008, as amended (the “Procurement Agreement”).

The Credit Agreement provides for a secured revolving credit facility with a maximum sum available of up to $20,000,000 providing for advances during the period from July 1, 2012 through the date (the “Maturity Date”) that is the earlier of (a) 12 months after successful completion of Milestone 33 (Pre-ship Review of satellites 11-18) and (b) April 30, 2014. The facility is secured by a first priority security interest in satellites 1 through 9 being constructed under the Procurement Agreement and in the pledged receivables. The interest rate applicable to the facility will be the same rate that applies to SNC’s existing credit facility with its third party lenders, which is a variable rate (currently 4.25% per annum) generally based on the bank’s prime lending rate plus the applicable interest rate spread. Interest accrued under the Credit Agreement is payable by the Company on a monthly basis and the entire principal is due on the Maturity Date. Subject to the terms set forth in the Credit Agreement, the Company may borrow, prepay and re-borrow amounts under the facility at any time prior to termination of the facility.

The Credit Agreement contains customary representations and warranties, covenants and events of default. The covenants set forth in the Credit Agreement include, among other things, maintaining positive Adjusted EBITDA (as the Company publishes in its earnings releases) and prohibits the Company from incurring liens on the collateral pledged to SNC. In addition, the Credit Agreement provides for certain events of default, the occurrence of which could result in the acceleration of the Company’s obligations under the Credit Agreement and the termination of SNC’s obligation to extend credit pursuant to the Credit Agreement.

The foregoing description of the Credit Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, Security Agreement and Line of Credit Promissory Note, which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Line of Credit Loan Agreement dated as of February 22, 2012 between ORBCOMM Inc. and Sierra Nevada Corporation.

10.2	Security Agreement dated as of February 22, 2012 among ORBCOMM Inc., the subsidiary borrowers party thereto, and Sierra Nevada Corporation.

10.3	Line of Credit Promissory Note dated February 22, 2012 in the face amount of $20,000,000 of ORBCOMM Inc. in favor of Sierra Nevada Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By:	/s/ Christian Le Brun
Name: Christian Le Brun Title: Executive Vice President, General Counsel and Secretary

Date: February 27, 2012